UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

RPM INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2628 PEARL ROAD

MEDINA, OHIO 44258

SUPPLEMENT TO PROXY STATEMENT

DATED AUGUST 24, 2022

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 6, 2022

September 26, 2022

This Supplement, dated September 26, 2022 (the “Supplement”), supplements the Proxy Statement of RPM International Inc. (the “Company” or “RPM”) dated August 24, 2022 (the “Proxy Statement”), and is being furnished in connection with the solicitation of Proxies on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders of the Company to be held on October 6, 2022 and any adjournment or postponement thereof.

The Company is providing this Supplement in response to questions the Company has received to clarify the estimated value of certain equity grants awarded in fiscal 2022 to the Company’s named executive officers. This Supplement includes the table entitled “Grants of Plan-Based Awards for 2022” providing the amounts for Performance Stock Units (PSUs) assuming the target amounts of PSUs are awarded. The “Grants of Plan-Based Awards for 2022” table that was included in the Proxy Statement indicated by footnote that the amounts shown in that table for PSUs assumed the maximum amounts of PSUs are awarded. As disclosed in the Proxy Statement, the maximum amounts of PSUs that may be awarded are 200% of the target amounts of such PSUs.

Further, the “Grants of Plan-Based Awards for 2022” table that was included in the Proxy Statement disclosed the threshold and maximum grant amounts for Performance Earned Restricted Stock (PERS). The “Grants of Plan-Based Awards for 2022” table included in this Supplement also provides target grant amounts for such PERS. As disclosed in the Proxy Statement, the maximum amounts of PERS that could have been awarded was 150% of the target amounts of such PERS. Notwithstanding the threshold, target and maximum amounts shown in the table below, and as further discussed in the Proxy Statement, no PERS were awarded to the Company’s named executive officers in fiscal 2022.

Except as supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares of Common Stock. Defined terms not otherwise defined herein have the meanings set forth in the Proxy Statement. We urge you to read the Proxy Statement and this Supplement in their entirety.

Grants of Plan-Based Awards for Fiscal 2022

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Awards: Number of Shares of Stock or Units (#) (i)	Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (I)	(2)
Frank C. Sullivan	7/21/21
	SERP
	Restricted Stock(3)							1,732			150,563
	Incentive Plan Award	1,243,750		1,990,000
	7/18/22 PERS(4)				8,300	16,600	20,750	0			0
	7/21/21 PSUs(5)							35,300			3,068,629
	7/18/22 SARs(6)								200,000	81.01	3,618,000
	7/18/22 PERS							0			0
Russell L. Gordon	7/21/21
	SERP
	Restricted Stock(3)							2,197			190,985
	Incentive Plan Award	510,000		765,000
	7/18/22 PERS(4)				2,150	4,300	5,375	0			0
	7/21/21 PSUs(5)							7,100			617,203
	7/18/22 SARs(6)								20,000	81.01	361,800
	7/18/22 PERS							0			0
Edward W. Moore	7/21/21
	SERP
	Restricted Stock(3)							564			49,029
	Incentive Plan Award	400,000		600,000
	7/18/22 PERS(4)				2,150	4,300	5,375	0			0
	7/21/21 PSUs(5)							7,100			617,203
	7/18/22 SARs(6)								20,000	81.01	361,800
	7/18/22 PERS							0			0
Janeen B. Kastner	7/21/21
	SERP
	Restricted Stock(3)							1,776			154,388
	Incentive Plan Award	385,000		577,500
	7/18/22 PERS(4)				2,150	4,300	5,375	0			0
	7/21/21 PSUs(5)							7,100			617,203
	7/18/22 SARs(6)								20,000	81.01	361,800
	7/18/22 PERS							0			0
Timothy R. Kinser	7/21/21
	SERP
	Restricted Stock(3)							612			53,201
	Incentive Plan Award	370,000		555,000
	7/18/22 PERS(4)				2,150	4,300	5,375	0			0
	7/21/21 PSUs(5)							2,700			234,711
	7/18/22 SARs(6)								20,000	81.01	361,800
	7/18/22 PERS							0			0
Michael H. Sullivan	7/21/21
	SERP
	Restricted Stock(3)							797			69,283
	7/21/21 PSUs(5)							7,100			617,203

(1)

These columns show the possible payouts for each named executive officer under the Incentive Plan for fiscal 2022 based on the goals set in early fiscal 2022. Detail regarding actual awards under the Incentive Plan is reported in the Summary Compensation Table and is included in the Compensation Discussion and Analysis.

(2)

The values included in this column represent the grant date fair value of restricted stock computed in accordance with ASC 718, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the compensation cost is set forth in Note J of the Notes to Consolidated Financial Statements of our 2022 Annual Report on Form 10-K.

(3)

Shares of SERP restricted stock awarded under the 2014 Omnibus Plan. These shares vest on the earliest to occur of (a) the later of either the employee’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the shares of restricted stock were awarded, (b) the retirement of the employee on or after the attainment of age 65 or (c) a change in control with respect to the Company.

(4)

PERS for which the threshold, target and maximum number of shares and performance goals with respect to fiscal 2022 were determined in early fiscal 2022 and are disclosed herein pursuant to Commission rules.

(5)

PSU awards were made pursuant to the 2014 Omnibus Plan and are contingent upon the level of attainment of performance goals for the three-year period from June 1, 2021 ending May 31, 2024. The determination of whether and to what extent the PSU awards are achieved for such period will be made following the close of fiscal year 2024. The amounts set forth in columns (i) and (l) assume the target amount of PSUs is awarded.

(6)	SARs granted pursuant to the 2014 Omnibus Plan. These SARs vest in four equal installments, beginning July 18, 2023.